                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                         WEST SUBURBAN BANCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                         1997


                                     Notice of 1997
                                     Annual Meeting
                                          and
                                    Proxy Statement


                                         WEST
                                       SUBURBAN
                                       BANCORP,
                                         INC.

                      [LOGO]  WEST SUBURBAN BANCORP, INC.
                                711 SOUTH MEYERS ROAD
                               LOMBARD, ILLINOIS  60148


                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                              TO BE HELD ON MAY 14, 1997




To the Shareholders of West Suburban Bancorp, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of West Suburban Bancorp, Inc., an Illinois corporation (the "Company"), will be held on Wednesday, May 14, 1997, at 8:00 A.M. local time, at the Company's headquarters located at 711 South Meyers Road, Lombard, Illinois 60148, for the purpose of considering and acting upon:

    1.   the election of five directors of the Company;

    2. the ratification of the engagement of Deloitte & Touche LLP as the independent auditors of the Company for the fiscal year ending December 31, 1997; and

    3. such other business as may properly come before the meeting or any adjournments or postponements thereof.

The Board of Directors has set the close of business on March 15, 1997, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. The transfer books of the Company will not be closed.

                                  By Order of the Board of Directors,

April 9, 1997                     /s/ Kevin J. Acker
Lombard, Illinois
                                  Kevin J. Acker
                                  Chairman of the Board



                               YOUR VOTE IS IMPORTANT.
                           PLEASE SIGN, DATE AND RETURN THE
                             ACCOMPANYING PROXY PROMPTLY.

                     [LOGO]   WEST SUBURBAN BANCORP, INC.


                                   PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of West Suburban Bancorp, Inc. (the "Company") of proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on Wednesday, May 14, 1997, at 8:00 A.M. local time, at the Company's headquarters located at 711 South Meyers Road, Lombard, Illinois 60148, and any adjournments or postponements thereof.

The Board of Directors of the Company would like to have all shareholders represented at this year's Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are urged to complete, date and sign your proxy, then return it to the Company in the accompanying envelope. No postage need be affixed if mailed in the United States. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting. Unless revoked prior to its exercise, any proxy given pursuant to this solicitation will be voted at the Annual Meeting.

The Notice of Annual Meeting of Shareholders, this Proxy Statement and the enclosed form of proxy will first be mailed to the shareholders of the Company on or about April 9, 1997. Your proxy is solicited by the Board of Directors and the cost of the solicitation, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of common stock of the Company, will be paid by the Company. Additionally, proxies may be solicited by personal interview, telephone or telegram by the officers, employees or directors of the Company or its subsidiaries, none of whom will receive any compensation for such solicitation in addition to his or her regular compensation.

The Company is a multi-bank holding company registered under the Bank Holding Company Act of 1956 and a thrift holding company registered under the Home Owner's Loan Act. The Company's subsidiaries include: West Suburban Bank, Lombard, Illinois ("WSB"); West Suburban Bank of Downers Grove/Lombard, Downers Grove, Illinois ("WSB Downers Grove"); West Suburban Bank of Darien, Darien, Illinois ("WSB Darien"); West Suburban Bank of Carol Stream/Stratford Square, Bloomingdale, Illinois ("WSB Carol Stream"); and West Suburban Bank of Aurora, F.S.B., Aurora, Illinois ("WSB Aurora"). WSB, WSB Downers Grove, WSB Darien and WSB Carol Stream may be referred to collectively in this Proxy Statement as the "Bank Subsidiaries" and, individually, as a "Bank Subsidiary". The Bank Subsidiaries and WSB Aurora may be referred to collectively in this Proxy Statement as the "Subsidiaries".

As of March 15, 1997, the Company had two classes of outstanding voting securities entitled to vote at the Annual Meeting. As of that date, there were outstanding 347,015 shares of Class A Common Stock, no par value (the "Company Class A Stock"), and 85,480 shares of Class B Common Stock, no par value (the "Company Class B Stock"). The Company Class A Stock and the Company Class B Stock are sometimes hereafter collectively referred to as the "Company Common Stock". Each share of Company Common Stock is entitled to five votes and the Company's Articles of Incorporation, as amended (the "Articles of Incorporation"), do not provide for cumulative voting.

Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by filing written notice of such revocation with the Secretary of the Company, submitting a duly executed proxy bearing a later date, or appearing at the Annual Meeting and giving the Secretary of the Company notice of his or her intention to vote in person.

A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions are considered present at the Annual Meeting and counted in determining whether a quorum is present. Shares represented by broker non-votes are not considered present at the Annual Meeting and are not counted in determining whether a quorum is present. In the election of directors and all other matters voted upon, if a quorum is present, the affirmative vote of a majority of the shares present at the Annual Meeting shall constitute shareholder approval. With respect to all matters, abstentions and broker non-votes will be counted as no votes in determining the number of shares voted for or against any proposal.

An Annual Report for the year ended December 31, 1996, containing financial and other information pertaining to the Company, is included herewith. The consolidated financial statements of the Company and the Subsidiaries, which are contained in the Annual Report, are incorporated herein by reference. The mailing address of the Company's principal executive offices is 711 South Meyers Road, Lombard, Illinois 60148.



                                ELECTION OF DIRECTORS

At the Annual Meeting of Shareholders on May 14, 1997, five directors are to be elected to serve on the Company's Board of Directors until the next annual meeting of shareholders or until their successors are elected and qualified. It is the intention of the persons named as proxies on the enclosed form of proxy to vote such proxy, unless indicated otherwise by the shareholder, in favor of the election of the nominees named below. Other than Duane G. Debs, all of the nominees are incumbent directors.

If for any reason any of the nominees shall become unavailable for election, the proxy will be voted for nominees selected by the Board of Directors. At this time, the Board of Directors knows of no reason why any nominee would not be available for election. The vote of a majority of the shares of Company Common Stock represented in person or by proxy at the Annual Meeting will be required to elect the nominees named below to the Company's Board of Directors. The Board of Directors nominates individuals to serve on the Board of Directors of the Company. Additionally, the Board may consider nominations submitted in writing by shareholders.

THE NOMINEES

Information concerning the nominees for election to the Company's Board of Directors, as of March 15, 1997, is set forth below:





                                              Position Held with
                                                  the Company                            Director        Years with
      Name           Age                (Unless otherwise specified)                      Since           Company
------------------  -----       ----------------------------------------------------    ---------        ----------


Kevin J. Acker        47        Chairman of the Board, Vice President and Director        1986              11
David S. Bell         44        Director of WSB and Director                              1995               2
Duane G. Debs         40        Chief Financial Officer, Vice President, Secretary,
                                Treasurer and President and Director of WSB Downers
                                Grove                                                      ---              10

Charles P. Howard     44        Director                                                  1994               3
Peggy P. LoCicero     41        Director of WSB and Director                              1994               3



The business experience of each of the above-mentioned nominees for the past five or more years, and certain other biographical information, is set forth below:

KEVIN J. ACKER. Mr. Acker became Chairman of the Board during 1993 and has been a Vice President and director of the Company since it was incorporated in 1986. From 1975 to 1982 he served as Executive Vice President of WSB Carol Stream and has been President of that bank since 1982 and director since 1979. He received his M.B.A. from Indiana University in 1973. Kevin J. Acker is the son of Ralph
L. Acker and the brother of Keith W. Acker, Chief Operating Officer and Vice President of the Company, Craig R. Acker, Chairman of the Board of WSB Downers Grove, and Alana S. Acker, Chairman of the Board and President of WSB Darien.

DAVID S. BELL. Mr. Bell has served as director of WSB since 1990. He was a director of WSB Carol Stream from 1982 to 1990. From 1974 to present, he has maintained and operated a public accounting practice. Mr. Bell is a partner in Lexington Square Senior and Health Care Centers. He received a B.S. and M.B.A. degree from Northern Illinois University in DeKalb, Illinois, a M.S. degree from DePaul University in Chicago and his certified public accountant's certificate from the State of Illinois. Mr. Bell is the son of James Bell, a director emeritus of WSB, and the brother of Jeffrey Bell, a director of WSB Downers Grove.

DUANE G. DEBS. Mr. Debs is Chief Financial Officer, Secretary and Treasurer of the Company. Mr. Debs has been a director of WSB Downers Grove since 1993. In 1996, Mr. Debs became President of WSB Downers Grove. Mr. Debs has served as Vice President and Comptroller of WSB, WSB Downers Grove, WSB Darien, WSB Carol Stream since 1987 and WSB Aurora since July of 1990. He received a B.S. from Illinois State University in Bloomington/Normal, Illinois and his certified public accountant's certificate from the State of Illinois in 1980.

CHARLES P. HOWARD. Mr. Howard has served as director of WSB Downers Grove from 1984 to 1990. Since May 1995 he has served as Business Operations Director of Inner City Impact. From 1993 to May 1995, he served as Vice President of Howard Concrete Company, Inc. He received a B.A. from Trinity College and a M.A. from Wheaton College. He is the brother of Eileen Abbamonte and Brian Howard, directors of WSB Downers Grove and WSB Carol Stream, respectively.

PEGGY P. LOCICERO. Ms. LoCicero has served as Cashier of WSB from 1985 to 1987 and has served as director of that bank since that time. From 1981 to 1987 she served as director of WSB Carol Stream. She received a B.A. degree from Elmhurst College in 1977. She is the sister of Randall and Thomas Patterson, directors of WSB Downers Grove and WSB Darien, respectively.

The Company's Board of Directors held four meetings during 1996. The average attendance at the aggregate number of meetings of the Board of Directors was 100% in 1996 and no director attended fewer than 100% of the aggregate number of meetings of the Board of Directors. The Company's Board of Directors does not maintain any standing committees.

The Company does not compensate its directors. However, during 1996, Mr. Acker received $6,000, Ms. LoCicero received $6,000, Mr. Bell received $6,000 and Mr. Debs received $6,000 for serving as directors of certain of the Subsidiaries.


                            -----------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR
                       SHARES FOR THE ELECTION OF THE NOMINEES
                            -----------------------------


               RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors has appointed Deloitte & Touche LLP to examine the financial statements of the Company and its subsidiaries for the year ended December 31, 1997, subject to the ratification of the appointment by the Company's shareholders. Deloitte & Touche LLP has been the Company's independent auditors for the past four years. A representative of Deloitte & Touche LLP is expected to attend the Annual Meeting and to be available to respond to appropriate questions. The representative will also have an opportunity to make a statement if he or she so desires. If the appointment of the new auditors is not ratified, the matter of the appointment of auditors will be considered by the Board of Directors.

                            -----------------------------
                 THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE YOUR
       SHARES FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP
                            -----------------------------

                   SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of March 15, 1997, to the knowledge of the Company's Board of Directors, the following persons were beneficial owners of more than five percent (5%) of either class of the Company Common Stock.


                         Name and Address of             Amount and Nature of
Title of Class            Beneficial Owner               Beneficial Ownership(1)    Percentage of Class
--------------      -------------------------------     ------------------------    -------------------

Common Stock               Keith W. Acker(2)              22,264 - Class A          6.42% - Class A
                    c/o West Suburban Bancorp, Inc.        2,486 - Class B          2.91% - Class B
                         711 South Meyers Road
                         Lombard, IL  60148


Common Stock               Craig R. Acker(2)              19,429 - Class A          5.60% - Class A
                    c/o West Suburban Bancorp, Inc.        2,453 - Class B          2.87% - Class B
                         711 South Meyers Road
                         Lombard, IL  60148


Common Stock               Kevin J. Acker(2)              18,373 - Class A          5.29% - Class A
                    c/o West Suburban Bancorp, Inc.        2,192 - Class B          2.56% - Class B
                         711 South Meyers Road
                           Lombard, IL 60148

Common Stock                 James Bell                   19,338 - Class A          5.57% - Class A
                    c/o West Suburban Bancorp, Inc.        1,024 - Class B          1.20% - Class B
                         711 South Meyers Road
                           Lombard, IL 60148



(1) The information contained in this column is based upon information furnished to the Company by the individuals named above. Includes shares held directly or held by certain members of the named individuals' families over which shares the named individuals may be deemed to have shared voting and investment power and stock beneficially owned through West Suburban Bank Employee Stock Ownership Plan and Trust. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

(2) A member of the Acker family. The Acker family consists of Ralph L. and Arlis Acker, Keith W. Acker, Kevin J. Acker, Craig R. Acker and Alana S. Acker and their related interests, and owns, in aggregate, 77,395 shares of Company Class A Stock and 9,112 shares of Company Class B Stock.

            SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of March 15, 1997, with respect to the shares of the Company Common Stock beneficially owned by: (i) each executive officer listed in the Summary Compensation Table; (ii) each nominee for election as a director; (iii) all executive officers and directors of the Company as a group; and (iv) all directors and officers of the Company and the Subsidiaries as a group.


               Name and Positions with Company                     Amount and Nature of
               (unless otherwise specified)                       Beneficial Ownership (1)    Percentage of Class
     ---------------------------------------------------         ------------------------    -------------------

                      Kevin J. Acker                                18,373 - Class A          5.29% - Class A
    Chairman of the Board, Vice President and Director               2,192 - Class B          2.56% - Class B

                        John A. Clark                                4,912 - Class A          1.42% - Class A
       President, Chief Executive Officer and Director               2,971 - Class B          3.47% - Class B

                      Peggy P. LoCicero                              6,155 - Class A          1.77% - Class A
                   Director of the Company                             638 - Class B          0.75% - Class B

                      Charles P. Howard                             14,743 - Class A          4.25% - Class A
                   Director of the Company                           1,497 - Class B          1.75% - Class B

                        David S. Bell                                  418 - Class A          0.12% - Class A
                   Director of the Company                             334 - Class B          0.39% - Class B

                      Keith W. Acker                                22,264 - Class A          6.42% - Class A
        Chief Operating Officer and Vice President                   2,486 - Class B          2.91% - Class B

                        Duane G. Debs                                  485 - Class A          0.14% - Class A
  Chief Financial Officer, Vice President, Secretary and               153 - Class B          0.18% - Class B
                        Treasurer

                   Michael P. Brosnahan                                598 - Class A          0.17% - Class A
               Senior Vice President of WSB                            435 - Class B          0.51% - Class B

  All directors and executive officers of the Company as            67,948 - Class A         19.58% - Class A
                     a group (8 persons)                            10,706 - Class B         12.52% - Class B

     All directors and executive officers of the Company           140,666 - Class A         40.54% - Class A
       and the Subsidiaries as a group (29 persons)                 26,690 - Class B         31.22% - Class B

--------------------------------------



(1) Includes stock beneficially owned through the West Suburban Bank Employee Stock Ownership Plan and Trust. The information contained in this column is based upon information furnished to the Company by the individuals named above and the members of the designated group and includes shares held directly and in a fiduciary capacity, and held by certain members of the named individuals' families over which shares of the named individuals may be deemed to have shared voting and investment power. Inclusion of shares shall not constitute an admission of beneficial ownership or voting and investment power over included shares.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers and directors and persons who own more than 10% of their Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission and with the exchange on which the Company's shares of common stock are traded. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file. Based solely on the Company's review of the copies of such forms furnished to the Company and, if appropriate, representations made to the Company by any such reporting person concerning whether a Form 5 was required to be filed for the 1996 fiscal year, the Company is not aware that any of its directors and executive officers or 10% shareholders failed to comply with the filing requirements of Section 16(a) during the period commencing January 1, 1996 through December 31, 1996.

                                EXECUTIVE COMPENSATION

Presented below is a Summary Compensation Table that sets forth the remuneration of the Company's Chief Executive Officer and the four most highly compensated executive officers of the Company (and its Subsidiaries) whose salary and bonus exceeded $100,000 during the fiscal year ended December 31, 1996:

                              SUMMARY COMPENSATION TABLE

                                                      Annual Compensation
                                             ----------------------------------------
          Name and
          Principal                                                                            All Other
          Position                            Year           Salary(1)          Bonus       Compensation(2)
-----------------------------------            ----        ------------      ---------       ---------------


John A. Clark                                1996         $251,066(3)         $25,000        $  4,930
Chief Executive Officer, President           1995         $222,377            $25,000        $ 22,500
   and Director                              1994         $213,568            $25,000        $ 22,500

Kevin J. Acker                               1996         $232,416            $25,000        $ 27,677
Chairman of the Board, Vice                  1995         $222,377            $25,000        $ 22,500
   President and Director                    1994         $212,876            $25,000        $ 22,500

Keith W. Acker                               1996         $232,316            $25,000        $ 27,677
Chief Operating Officer and Vice             1995         $222,377            $25,000        $ 22,500
   President                                 1994         $212,876            $25,000        $ 22,500

Craig R. Acker                               1996         $232,316            $25,000        $350,588(4)
Chairman of the Board of WSB                 1995         $222,377            $25,000        $ 22,500
   Downers Grove and                         1994         $212,876            $25,000        $ 22,500
   Vice President of WSB

Michael P. Brosnahan                         1996         $164,204            $15,000        $ 27,677
Senior Vice President of WSB                 1995         $156,745            $15,000        $ 22,500
                                             1994         $149,417            $15,000        $ 22,500

--------------------------------------



(1) Includes amounts deferred pursuant to certain Deferred Compensation Agreements (as defined below) between certain of the Subsidiaries and the named executive officers.

(2) Represents contributions by the Subsidiaries to the West Suburban Bank Employee Stock Ownership Plan and Trust.

(3) Includes a deferred portion of current year's salary requested by executive officer.

(4) Includes a payment of $322,911 that was required to be made upon the voluntary resignation of Mr. Acker in accordance with the terms of the employment agreement between Mr. Acker and the Company. Mr. Acker's resignation became effective on December 31, 1996.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING REPORT UNLESS THE REPORT IS SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

As members of the Board of Directors, it is our duty to review compensation levels of members of management, evaluate the performance of management, consider management succession and other related matters. In addition, we administer the Company's various incentive plans, including the West Suburban Bank Employee Stock Ownership Plan and Trust. The Board of Directors reviews in detail all aspects of compensation of its executive officers.

The Company has an Executive Compensation Committee comprised of the following individuals: Mr. James Bell, director emeritus of the Board of Directors of the Company; Mr. Charles P. Howard, director of the Company; Mr. Richard Lauber, director of West Suburban Bank; Mr. Jeffrey J. Bell, director of West Suburban Bank of Downers Grove/Lombard; Mr. Thomas Patterson, director of West Suburban Bank of Darien; Mr. Walter Myers, director of West Suburban Bank of Carol Stream/Stratford Square; and Mr. Alejandro Benavides, director of West Suburban Bank of Aurora. The composition of the Executive Compensation Committee provides the Subsidiaries of the Company the ability to provide input with respect to matters concerning the compensation of the Company's executive officers. The Board of Directors of the Company has determined that such input is appropriate because the executive officers of the Company are compensated based on their respective positions with the Subsidiaries.

Since 1989, the Subsidiaries of the Company have entered into employment contracts with the executive officers of the Company. The employment contracts establish a base salary, as well as a minimum annual percentage salary increase intended to adjust the executive officer's salary for inflation, increases in the cost of living, length of service and similar factors.

Originally, the minimum annual percentage salary increase represented 10% of the executive officers' then base salary. However, the Company's executive officers, including the Company's Chief Executive Officer, agreed to amend their employment contracts to reduce the minimum annual percentage salary increase to 5% of base salary to take into account the reductions in the annual rates of inflation and the cost of living that have occurred in recent years. The Company's employment contracts with its executive officers also provide for the payment of a bonus in a minimum amount. In accordance with the terms of his employment contract, Mr. Clark's compensation increased approximately $10,000 during 1996.

The compensation philosophy of the Company is that compensation increases in excess of the minimums required by the terms of employment contracts must relate to, and be contingent upon, the performance of the Company and should be based upon individual performance, the performance of the operating unit for which the executive officer has primary responsibility, the financial performance of the Company as a whole and the Company's strategic objectives.

During 1996, the Executive Compensation Committee retained Deloitte & Touche LLP to provide it with comparative information so as to be able to evaluate the manner in which the compensation levels of the executive officers of the Company compare to peer organizations. Deloitte & Touche LLP concluded that the total direct compensation for the executive officers, as a group, of the Company was not in excess of the compensation levels of peer organizations within the Company's market area. Based upon the information compiled by Deloitte & Touche LLP as well as other relevant information, the Executive Compensation Committee made recommendations as to the compensation of the Company's executive officers for fiscal year 1997. After considering the information prepared by, and the recommendations of, the Executive Compensation Committee, the Board of Directors affirmed and ratified their actions and conclusions.

The Board of Directors does not believe that the limitations on the deductibility of executive compensation imposed under Section 162(m) of the Internal Revenue Code of 1986, as amended, will affect the deductibility of compensation expected to be paid during 1997 to the Company's executives. However, the Board of Directors will continue to evaluate the impact which
Section 162(m) may have on the Company and take such actions as it deems appropriate.

                          Submitted by the Board of the Directors of the Company

                                                                  Kevin J. Acker
                                                                   John A. Clark
                                                               Charles P. Howard
                                                               Peggy P. LoCicero
                                                                   David S. Bell

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

THE INCORPORATION BY REFERENCE OF THIS PROXY STATEMENT INTO ANY DOCUMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION BY THE COMPANY SHALL NOT BE DEEMED TO INCLUDE THE FOLLOWING PERFORMANCE GRAPH AND RELATED INFORMATION UNLESS THE GRAPH AND THE RELATED INFORMATION ARE SPECIFICALLY STATED TO BE INCORPORATED BY REFERENCE INTO SUCH DOCUMENT.

The Securities and Exchange Commission requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and either a nationally recognized industry standard or an index of peer companies selected by the Company. The Board of Directors has selected a peer group consisting of the following eight regional multi-bank holding companies located in the midwest: AMCORE Financial, Inc., First Busey Corporation, First Oak Brook Bancshares, Inc., Heritage Financial Services, Merchants Bancorp, Inc., Old Second Bancorp, Inc. and Pinnacle Banc Group, Inc. In prior years the index of peer companies has included Premier Financial Services, Inc. Premier was not included in the index presented below because it was party to a merger-of-equals transaction during 1996. The Company may include the new organization in the future, if it determines that including the new organization would be appropriate. These companies were selected based on their similarity in size, loan portfolio and business areas to the Company.


                   COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
                     (Assumes $100 invested on December 31, 1991)

                                       [graph]

The following table sets forth the dollar amounts of the annual Total Returns for the Company, the peer group and the S&P 500 Stock Index which are plotted on the above line graph. Total Return represents the sum of dividends received, assuming dividend reinvestment, and the increase (or decrease) in the share price at the end of the period compared to the beginning of the period, divided by the share price at the beginning of the period.


                   Total Return Based on Initial Investment of $100
     ---------------------------------------------------------------------------

                       1991      1992      1993      1994      1995      1996
                       ----      ----      ----      ----      ----      ----

The Company            $100      $119      $138      $151      $176      $218

Peer Group             $100      $150      $194      $199      $220      $260

S&P 500                $100      $108      $118      $120      $165      $203




The Total Returns of the companies included in the above peer group have been assigned various weights based on their relative market capitalizations. The weights assigned to each company included in the above peer group are as follows:

                                                       ANNUAL MARKET CAPITALIZATION WEIGHTS (%)
                                      ------------------------------------------------------------------
                                       1992           1993           1994           1995           1996
                                      ------         ------         ------         ------         ------

AMCORE Financial, Inc.                 21.6%          26.7%          30.7%          32.1%          32.7%
First Busey Corporation                16.4%          12.2%          12.7%          13.5%           7.9%
First Oak Brook Bankshares, Inc.        4.0%           3.2%           3.3%           3.9%           4.3%
Heritage Financial Services            20.8%          18.9%          16.1%          15.9%          17.6%
Merchants Bancorp, Inc.                 4.5%           5.4%           7.0%           6.7%           8.4%
Old Second Bancorp, Inc.               11.2%           8.9%          10.7%          11.5%          12.2%
Pinnacle Banc Group, Inc.              21.5%          24.7%          19.5%          16.4%          16.9%
                                      ------         ------         ------         ------         ------
                                      100.0%         100.0%         100.0%         100.0%         100.0%
                                      ------         ------         ------         ------         ------
                                      ------         ------         ------         ------         ------


EMPLOYMENT AGREEMENTS

Certain of the Subsidiaries have entered into Employment Agreements (the "Employment Agreements") with certain executive officers of the Company and the Subsidiaries, including each of the individuals named in the Summary Compensation Table (the "Covered Executives"). The purpose of the Employment Agreements is to ensure the continued employment of the executive officers with the Company and the Subsidiaries. Generally, the Employment Agreements of the Covered Executives are identical except for differences in the cash compensation and incentive payments of the Covered Executives.

The Employment Agreements provide for: an initial annual base salary during 1996 equal to $207,503 for John Clark, Kevin Acker, Craig Acker, Keith Acker and $160,046 for Michael Brosnahan and eligibility for Company sponsored employee benefits. The Covered Executives (other than Mr. Brosnahan who received a $15,000 bonus for 1996) also received a cash bonus in the amount of $25,000 based on certain factors that included the performance of the Company. The Employment Agreements have an initial three-year term and are extended annually for an additional one-year period unless the Company or a Covered Executive provides a notice of non-renewal at least 60 days prior to the anniversary thereof. Each Employment Agreement will terminate upon the Covered Executive's death or disability. The Company is obligated to pay or provide to the Covered Executive continued salary and benefits until the earlier of the expiration of the term of the Employment Agreement or the Covered Executive's termination for

"cause", which is defined to include, without limitation, a material violation by the Covered Executive of any applicable material law or regulation with respect to the Company's business, the conviction of the Covered Executive of a felony and the willful or negligent failure of the Covered Executive to perform his duties under the Employment Agreement.

In the event of a "change in control" of the Company, as defined under the Employment Agreements, either the Company, or its successor, is obligated to make a lump sum payment equal to three times the Covered Executive's average base salary for the prior three years.

DEFERRED COMPENSATION AGREEMENTS

Certain of the Subsidiaries have entered into Deferred Compensation Agreements (the "Deferred Compensation Agreements") with certain executive officers of the Company and the Subsidiaries, including each of the individuals named in the Summary Compensation Table. The purpose of the Deferred Compensation Agreements is to ensure the continued employment of the executive officers with the Company and its Subsidiaries and to assist the executives in establishing a program to provide supplemental retirement benefits, disability and pre-retirement death benefits. The amount of the benefits deferred by the Company's Chief Executive Officer and the four most highly compensated executives is included in the Summary Compensation Table under the Salary column.



                 TRANSACTIONS WITH DIRECTORS, OFFICERS AND ASSOCIATES

Some of the directors and officers of the Company, and some of the corporations and firms with which these individuals are associated, are customers of the Subsidiaries in the ordinary course of business, and/or are indebted to a Subsidiary for loans in the amount of $60,000 or more, and it is anticipated that they will continue to be customers of and indebted to the Subsidiaries in the future. All such loans, however, were made in the ordinary course of business, did not involve more than the normal risk of collectibility or present other unfavorable features, and were made on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable loans made by the Subsidiaries in transactions with unaffiliated persons, although directors were regularly allowed the lowest interest rate given to others on personal loans.

                              PROPOSALS OF SHAREHOLDERS

Proposals of shareholders intended to be presented at the 1998 Annual Meeting of Shareholders must be received by the Secretary of the Company, 711 South Meyers Road, Lombard, Illinois 60148, no later than December 1, 1997 in order for such proposal to be included in the Company's 1998 Proxy Statement.

                              FAILURE TO INDICATE CHOICE

IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN ITEM (1) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED (FOR) EACH OF THE NOMINEES. IF ANY SHAREHOLDER FAILS TO INDICATE A CHOICE IN ITEM (2) ON THE PROXY, THE SHARES OF SUCH SHAREHOLDER SHALL BE VOTED (FOR) SUCH PROPOSAL.

                                      FORM 10-K

The Company will furnish without charge a copy of its report on Form 10-K for the fiscal year ended December 31, 1996, including the financial statements and the schedules and exhibits thereto, upon written request of any shareholder of the Company. Requests for such materials should be directed to Mr. Duane G. Debs, Chief Financial Officer, West Suburban Bancorp, Inc., 711 South Meyers Road, Lombard, Illinois 60148.

                                    OTHER BUSINESS

It is not anticipated that any matters will be presented to the shareholders other than those mentioned in this Proxy Statement. However, if other matters are brought before the meeting, it is intended that the persons named in the proxies will vote those proxies, insofar as the same are not limited to the contrary, in their discretion.

                                       By Order of the Board of Directors,

April 9, 1997                          /s/ Kevin J. Acker
Lombard, Illinois
                                       Kevin J. Acker
                                       Chairman of the Board

                            ALL SHAREHOLDERS ARE REQUESTED
                       TO SIGN AND MAIL THEIR PROXIES PROMPTLY

                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING OF SHAREHOLDERS OF
                             WEST SUBURBAN BANCORP, INC.

                              TO BE HELD ON MAY 14, 1997

The undersigned hereby appoints Keith W. Acker and George E. Ranstead and each or either of them with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of shares that the undersigned would be entitled to vote if then personally present at the Annual Meeting of Shareholders of West Suburban Bancorp, Inc. to be held at 711 South Meyers Road, Lombard, Illinois on the 14th day of May, 1997 at 8:00 A.M. local time, or at any adjournment or postponement thereof, upon the matters set forth in the Notice of the Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged:

1.  ELECTION OF DIRECTORS.
                             FOR            AGAINST             ABSTAIN
    Kevin J. Acker           / /              / /                 / /

    David S. Bell            / /              / /                 / /

    Duane G. Debs            / /              / /                 / /

    Charles P. Howard        / /              / /                 / /

    Peggy P. LoCicero        / /              / /                 / /


2.  RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT
    AUDITORS.

                             FOR            AGAINST             ABSTAIN
                             / /              / /                 / /

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENTS THEREOF.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE NOMINEES LISTED UNDER PROPOSAL 1 AND "FOR" PROPOSAL 2.

NOTE: Please date proxy and SIGN IT EXACTLY AS NAME OR NAMES APPEAR ON THE COMPANY'S RECORDS. ALL JOINT OWNERS OF SHARES MUST SIGN IN ORDER FOR THE PROXY TO BE VALID. State full title when signing as executor, administrator, trustee, guardian, etc. Please return proxy in the enclosed envelope.

Dated:                      , 1997
     ----------------------
Please Sign Here:
                -----------------------------------------------------
Print Name:
          -----------------------------------------------------------